Exhibit 99.1

Digital Locations Reveals More about Its Development Plan

Digital Locations CEO Rich Berliner and Dr. Arjuna Madanayake from Florida International University (FIU) discussed the tech team’s research approach

SANTA BARBARA, CA, August 8, 2023 (GLOBE NEWSWIRE) — Digital Locations, Inc. (OTCMKTS:DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced that in a recent podcast, its CEO, Rich Berliner, spoke with Dr. Arjuna Madanayake, Associate Professor at Florida International University (FIU), about the tech team’s research approach.

During the conversation, Dr. Madanayake described how the FIU tech team is working on the Digital Locations research project and how they are approaching the tasks related to enabling direct satellite to smartphone high speed Internet transmission. He also described the process of inventing new integrated circuits, antenna design concepts and the algorithms to go with these new developments.

Dr. Madanayake said, “There are several challenges that we must address. For example, when we consider the power challenges, we must design circuits that deliver high performance with better life and power efficiency. Designing digital circuits with low power but high performance is a very big challenge.”

He also discussed the importance of being spectrum efficient as that is both an expensive and scarce resource. Dr. Madanayake continued, “What we are working on here is bringing together a tight package in an integrated circuit (IC) at low power and making it all work in harmony, which is the key to our project.”

When asked about the antenna design challenges that go along with digital signal processing and algorithms, Dr. Madanayake described the FIU resources the tech team has at its disposal. “FIU has a very strong antenna design group. We have built an expertise to design antennas from a few hundred megahertz (200 MHz) to millimeter wave frequencies.”

Mr. Berliner commented, “The talent, enthusiasm, and resources that the FIU tech team brings to the table are perfect to solve the difficult challenges involved in making high speed Internet available to people all over the world. I don’t think we could have chosen a more committed group to work with on this project”.

Since 2018, Dr. Arjuna Madanayake has served as an Associate Professor at Florida International University (FIU). His areas of expertise include multidimensional systems, wireless communications, array processing, circuits and systems, FPGAs and analog computing. His academic degrees include Ph.D. in Electrical Engineering from the University of Calgary, AB, Canada, M.S. in Electrical Engineering from the University of Calgary, AB, Canada and B.S. in Electronic and Telecommunication Engineering from the University of Moratuwa, Sri Lanka. Dr. Madanayake is listed as a Google Scholar at https://scholar.google.com/citations?user=-dDXDr0AAAAJ&hl=en

This podcast can be viewed at https://www.youtube.com/watch?v=h9jCMC0JixU

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin) and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and even Netflix, Amazon and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

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